[Exhibit 10.2]
AMENDMENT NO. 11 TO AMENDED AND RESTATED CREDIT AGREEMENT
AMENDMENT NO. 11 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 28, 2022 (this “Amendment No. 11”), is by and among Wells Fargo Bank, National Association, in its capacity as agent pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Hamilton Beach Brands, Inc., formerly known as Hamilton Beach/Proctor-Silex Inc., a Delaware corporation (“US Borrower”), and Hamilton Beach Brands Canada, Inc., formerly known as Proctor-Silex Canada Inc., an Ontario corporation (“Canadian Borrower”, and together with US Borrower, each individually a “Borrower” and collectively, “Borrowers”).
W I T N E S S E T H :
WHEREAS, Agent, Lenders and Borrowers have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Credit Agreement, dated as of May 31, 2012, by and among Agent, Lenders and Borrowers, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated July 29, 2014, Amendment No. 2 to Amended and Restated Credit Agreement, dated November 20, 2014, Amendment No. 3 to Amended and Restated Credit Agreement, dated December 23, 2015, Amendment No. 4 to Amended and Restated Credit Agreement, dated as of June 30, 2016, Amendment No. 5 to Amended and Restated Credit Agreement, dated as of September 13, 2017, Amendment No. 6 to Amended and Restated Credit Agreement, dated as of May 14, 2018, Amendment No. 7 to Amended and Restated Credit Agreement and Waiver, dated as of May 20, 2020, Amendment No. 8 to Amended and Restated Credit Agreement and Joinder, dated as of November 23, 2020 and Amendment No. 9 to Amended and Restated Credit Agreement, dated as of April 9, 2021 and Amendment No. 10 to Amended and Restated Credit Agreement, dated as of September 17, 2021 (as the same now exists and as amended and supplemented pursuant hereto and as may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”) and the other Loan Documents;
WHEREAS, Borrowers, Agent and Lenders have agreed to amend the Credit Agreement pursuant to the terms and conditions of this Amendment No. 11;
WHEREAS, by this Amendment No. 11, Agent, Lenders and Borrowers desire and intend to evidence such amendments;
NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions.
(a)Additional Definitions. Schedule 1.1 to the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:
(i)“Amendment No. 11” shall mean Amendment No. 11 to Amended and Restated Credit Agreement, dated as of June 28, 2022, by and among Agent, Lenders and Borrowers, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii)“Amendment No. 11 Effective Date” shall mean the date upon which all of the conditions precedent set forth in Amendment No. 11 are satisfied.
(iii)“Mississippi State Bond Agreements” shall mean, collectively, the following documents expected to be entered into within approximately 15 days after the Amendment No. 11 Effective Date and substantially in the forms provided to the Agent and Lenders as of the Amendment No. 11 Effective Date (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) Trust Indenture between Mississippi Business Finance Corporation and Hancock Whitney Bank, as Trustee, (b) Loan Agreement between Mississippi Business Finance Corporation and US Borrower, (c) Industrial Development Revenue Bonds, Series 2022 (Hamilton Beach Brands, Inc. Project) issued by the Mississippi Business Finance Corporation in the original principal amount of $15,000,000 and (d) all agreements, documents and instruments at any time executed and/or delivered by any Loan Party in connection with any of the foregoing.
(b)Amendments to Definitions.
(iv)The definition of “Permitted Indebtedness” set forth in the Credit Agreement is hereby amended by (A) deleting the period at the end of clause (z) thereof and replacing it with “, and” and (B) adding the new clause (aa) at the end thereof:
“(aa) Indebtedness of US Borrower evidenced by or arising under the Mississippi State Bond Agreements as in effect on the date hereof; provided, that:
(i) the principal amount of such indebtedness shall not exceed $15,000,000, less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory in respect thereof,
(ii) such Indebtedness is not secured by any assets or properties of any Loan Party,
(iii) no Loan Party shall, directly or indirectly, make any payments in respect of such Indebtedness, except, that, US Borrower may make regularly scheduled payments of interest and principal when due in accordance with the terms of the Mississippi State Bond Agreements as in effect on the date hereof, and
(iv) no Loan Party shall, directly or indirectly, (A) amend, modify, alter or change any terms of such Indebtedness or any of the Mississippi State Bond Agreements, except that US Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or (A) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose.
(v)The definition of “Permitted Investment” set forth in the Credit Agreement is hereby amended by (A) deleting the period at the end of clause (w) thereof and replacing it with “, and” and (B) adding the new clause (x) at the end thereof:

“(x) Investments in connection with the Mississippi State Bond Agreements consisting of (i) the purchase by Weston Brands, LLC of the Industrial Development Revenue Bonds, Series 2022 (Hamilton Beach Brands, Inc. Project) from the Mississippi Business Finance Corporation, and (ii) an intercompany loan from the US Borrower to Weston Brands, LLC in an amount necessary for the purchase by Weston Brands, LLC of the Industrial Development Revenue Bonds, Series 2022 (Hamilton Beach Brands, Inc. Project) from the Mississippi Business Finance Corporation (but, in any event, not to exceed the aggregate principal amount of $15,000,000).”
(c)Interpretation. For purposes of this Amendment No. 11, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 11.
2.Representations and Warranties. Borrowers, jointly and severally, represent and warrant with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:
(d)no Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 11;
(e)this Amendment No. 11 and each other agreement to be executed and delivered by Borrowers in connection herewith (together with this Amendment No. 11, the “Amendment Documents”) has been duly authorized, executed and delivered by all necessary corporate or organizational action on the part of each Borrower which is a party and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each of the Borrowers, enforceable against them in accordance with their terms, except as enforceability is limited by equitable principals or by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights generally;
(f)the execution, delivery and performance of this Amendment No. 11 and the other Amendment Documents are all within each Borrower’s corporate or other organizational powers and are not in contravention of law or the terms of any Borrower’s certificate of incorporation, bylaws, or other organizational documentation, or any material indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its property are bound which such contravention could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and
(g)all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.
3.Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner reasonably satisfactory to Agent or waived in writing by Agent (the date on which each of such conditions precedent are completed or waived, the “Amendment No. 11 Effective Date”):

(h)Agent shall have received counterparts of this Amendment No. 11, duly authorized, executed and delivered by Borrowers and Lenders;
(i)    Agent shall have received the consent or authorization from such Lenders as are required for the amendments provided for herein to execute this Amendment No. 11 on behalf of the Lenders;
(j)Agent shall have received a true and correct copy of each consent, waiver or approval (if any) to or of this Amendment No. 11, which any Borrower is required to obtain from any other Person, and such consent, approval or waiver (if any) shall be in form and substance reasonably satisfactory to Agent; and
(k)no Default or Event of Default shall exist or have occurred and be continuing as of the date of this Amendment No. 11 and immediately after giving effect to this Amendment No. 11.
4.Release. In consideration of the Agent’s and the Lenders’ willingness to enter into this Amendment No. 11, each Borrower hereby releases and forever discharges the Agent and the Lenders and each of their respective affiliates, predecessors, successors and assigns, and the officers, managers, directors, employees, agents, attorneys, advisors and representatives of the foregoing (hereinafter all of the above collectively referred to as “Releasees”), from (and agrees not to sue the Releasees for) any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever (whether arising in contract, tort, in law or in equity or otherwise) that such Borrower may have or claim to have against any of the Releasees on or prior to the Amendment No. 11 Effective Date, arising under or in connection with this Amendment No. 11, the Credit Agreement, the Loan Documents, any documents or instruments delivered pursuant thereto, the transactions governed thereby or the dealings among each Borrower and its Affiliates with the Releasees with respect thereto, or in any way based on or related to any of the foregoing, including any transactions contemplated by or funded with the proceeds of the foregoing, in each case based on facts, circumstances, acts or omissions occurring or in existence on or prior to the date hereof.
5.Effect of this Amendment. Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the Amendment No. 11 Effective Date and Borrowers shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 11 or with respect to the subject matter of this Amendment No. 11. To the extent of conflict between the terms of this Amendment No. 11 and the other Loan Documents, the terms of this Amendment No. 11 shall control. The Credit Agreement and this Amendment No. 11 shall be read and construed as one agreement.
6.Governing Law. The validity, interpretation and enforcement of this Amendment No. 11 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
7.Binding Effect. This Amendment No. 11 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

8.Further Assurances. Borrowers shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 11.
9.Entire Agreement. This Amendment No. 11 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
10.Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 11.
11.Counterparts. This Amendment No. 11, any documents executed in connection herewith and any notices delivered under this Amendment No. 11, may be executed by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment No. 11 or on any notice delivered to Agent under this Amendment No. 11. This Amendment No. 11 and any notices delivered under this Amendment No. 11 may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 11 and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of the Amendment No. 11 or notice.
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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 11 to be duly executed and delivered by their authorized officers as of the day and year first above written.

US BORROWER
HAMILTON BEACH BRANDS, INC.

By: /s/ Michelle Mosier

Title: Senior Vice President and Chief Financial Officer
CANADIAN BORROWER

HAMILTON BEACH BRANDS CANADA, INC.

By: /s/ Michelle Mosier

Title: Senior Vice President and Chief Financial Officer

[Signatures Continued on Following Page]

AGENT AND LENDERS
WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Agent and a Lender
By: /s/ Sang Kim
Title: Authorized Signatory

WELLS FARGO CAPITAL FINANCE
CORPORATION CANADA, as a Lender
By: /s/ Carmela Massari
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender
By: /s/ Michelle L. Pepera
Title: Vice President

TRUIST BANK, as a Lender
By: /s/ Elizabeth H. Riley
Title: Vice President